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                                                                                                                     Exhibit 12

                                        ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO


                                                                                         For the year ended
                                                                                              December 31,
-------------------------------------------------------------------------------------------------------------------------------
      (in millions)                                                  2005        2004        2003        2002        2001
                                                                    ------      ------      ------      ------      ------
 1.   Income from operations before income taxes and cumulative
      effect of changes in accounting principle, after-tax          $  591      $  545      $  453      $  302      $  553
                                                                    ------      ------      ------      ------      ------
      Fixed Charges:

 2.   Interest on indebtedness                                      $    6      $    2      $    1      $    -      $    -

 3.   Interest factor of annual rental expense                           -           -           -           2           4
                                                                    ------      ------      ------      ------      ------
 4.   Total fixed charges (2+3)                                     $    6      $    2      $    1      $    2      $    4

 5.   Income from operations before income taxes and fixed
      charges (1+4)                                                 $  597      $  547      $  454      $  304      $  557
                                                                    ======      ======      ======      ======      ======

 6.   Ratio of earnings to fixed charges before dividends
      on redeemable preferred securities and interest credited
      to contractholder funds (5/4)                                   99.5   X   273.5   X   454.0   X   152.0   X   139.3  X
                                                                    ======      ======      ======      ======      ======

 7.   Dividends on redeemable preferred securities                       -           1           2           3          20

 8.   Total fixed charges and dividends on redeemable
      preferred securities (4+7)                                    $    6      $    3      $    3      $    5      $   24
                                                                    ------      ------      ------      ------      ------
 9.   Income from continuing operations before income taxes,
      fixed charges and redeemable preferred securities (1+4+7)     $  597      $  548      $  456      $  307      $  577
                                                                    ======      ======      ======      ======      ======
 10.  Ratio of earnings to fixed charges, excluding interest
      credited to contractholder funds (A)  (9/8)                     99.5   X   182.7   X   152.0   X    61.4   X    24.0  X
                                                                    ======      ======      ======      ======      ======
 11.  Interest credited to contractholder funds                     $2,340      $1,923      $1,764      $1,691      $1,670

 12.  Total fixed charges including dividends on redeemable
      preferred securities and interest credited to
      contractholder funds (8+11)                                   $2,346      $1,926      $1,767      $1,696      $1,694
                                                                    ------      ------      ------      ------      ------
 13.  Income from continuing operations before income taxes and fixed charges including interest credited to contractholder
      funds (1+12)                                                  $2,937      $2,471      $2,220      $1,998      $2,247
                                                                    ======      ======      ======      ======      ======
 14.  Ratio of earnings to fixed charges (13/12)                       1.3   X     1.3   X     1.3   X     1.2   X     1.3  X
                                                                    ======      ======      ======      ======      ======

(A) In this presentation, interest credited to contractholder funds is excluded to promote transparency and allows users of this exhibit to quantify the impact of interest credited to contractholder funds on the ratio of earnings to fixed charges.
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